EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)

Micromatrix Medical Inc.

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 16, 2022.

NEIL GAGNON

/s/ Neil Gagnon

GAGNON SECURITIES LLC

/s/ Neil Gagnon
Name: Neil Gagnon
Title: Managing Member

GAGNON ADVISORS, LLC

/s/ Neil Gagnon
Name: Neil Gagnon
Title: Chief Executive Officer